CAPITOL FEDERAL SAVINGS BANK                                     REVOCABLE PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Capitol Federal Savings and Loan ("Capitol Federal Savings Bank" OR THE "BANK") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON MARCH XX, 1999 AND ANY ADJOURNMENT THEREOF.

The undersigned being a member of Capitol Federal Savings Bank, hereby authorizes the Board of Directors of Capitol Federal Savings Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Capitol Federal Savings Bank to be held at the (name of location) on March XX, 1999, at (Time), Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To vote FOR or AGAINST a Plan of Reorganization ("Plan of Reorganization") pursuant to which Capitol Federal Savings would be converted to a federally chartered stock savings bank as a wholly owned subsidiary of Capitol Federal Financial (the "Company"), and the Company would become a majority-owned subsidiary of Capitol Federal Financial Mutual Holding Company (the "MHC"), a federally chartered mutual holding company, and the transactions provided for in such Plan of Reorganization.

                            FOR [ ]     AGAINST [ ]

     (2) To approve the creation of The Capitol Federal Foundation and the Company's contribution to the Foundation of shares of Company Common Stock pursuant to the Plan of Reorganization.

                            FOR [ ]     AGAINST [ ]

This Proxy, if executed, will be voted FOR adoption of the Plan of Reorganization, FOR the creation of the Foundation and for adjournment of the Special Meeting if necessary if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

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CAPITOL FEDERAL SAVINGS BANK                                     REVOCABLE PROXY


Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Capitol Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Capitol Federal Savings Bank called for the XX day of March, 1999 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.

                                     -------------------------------------------
                                     Signature                              Date


                                     -------------------------------------------
                                     Signature                              Date

                                     NOTE: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.


               IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES
                       AND RETURN IN THE ENCLOSED ENVELOPE
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
                                                       CAPITOL FEDERAL FINANCIAL
                                                           Stock Sales Center
                                                           700 Kansas Avenue
                                                             Topeka, Kansas
                                                             (XXX)-XXX-XXXX
                                                            STOCK ORDER FORM
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Deadline:  The Subscription  Offering ends at 12:00 noon, Central Time, on March
xx, 1999. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Capitol Federal Savings Bank branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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(1) Number of Shares        Price Per Share       (2) Total Amount Due
--------------------                              --------------------
                        X       $10.00        =
--------------------                              --------------------
Minimum -- 25 Shares              Maximum -- See the Stock Ownership Guide
                            and Stock Order Form Instructions and the Prospectus
--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Capitol Federal Financial for $___________.

(4) [ ] I authorize Capitol Federal Savings Bank to make withdrawals from my Capitol Federal Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal
                                                                 ---------
                   There is NO penalty for early withdrawal.
--------------------------------------------------------------------------------
(5) Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Capitol Federal Savings Bank as of June 30, 1997. Enter information below for all deposit accounts that you had at Capitol Federal Savings on June 30, 1997.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Capitol Federal Savings Bank as of Month XX, 1999 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Capitol Federal Savings Bank on Month XX, 199X.

c. [ ] Other Member - Check here if you were a depositor of Capitol Federal Savings Bank as of Month XX, 199X or a borrower whose loan was outstanding as of Month XX, 199X which continued to be outstanding at Month XX, 199X, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Capitol Federal Savings Bank on Month XX, 199X.

d. [ ] Directors, Officers and Employees - Check here if you are a Director, Officer or Employee of Capitol Federal Savings Bank.
                                             -----------------------------------
o  These account numbers correspond to the
   preprinted registration in the top left
   hand corner of this form.
                                             -----------------------------------
   Account Title (Names on Accounts)                    Account Number
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
   Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

o  These may not be all of your qualifying accounts.
o You must list any account numbers from other stock order forms you have received in the mail and any other accounts that you have or have had at Capitol Federal Savings Bank.
o All Subscription orders are subject to the provisions of the Plan of Reorganization and the related Plan of Stock issuance.
--------------------------------------------------------------------------------

(6) [ ] Check here if you are a director, officer or employee of Capitol Federal Savings Bank or a member of such person's immediate family (same household).
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(7) [ ] NASD Affiliation - see description on reverse side hereof.
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(8) Stock Registration - Please Print Legibly and Fill Out Completely
    (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual                     [ ] Corporation
    [ ] Joint Tenants                  [ ] Partnership
    [ ] Tenants in Common              [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors     [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors             Agreement Dated______________)
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Mailing                                          Daytime
    Address                                          Telephone
    ----------------------------------------------------------------------------
                              Zip                    Evening
    City            State     Code       County      Telephone
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
Acknowledgment: By signing below, I acknowledge receipt of the Prospectus dated February XX, 1999 and understand I may not change or revoke my order once it is received by Capitol Federal Financial I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Capitol Federal Financial will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature: THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form. This order is not valid if the Stock Order Form and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Plan of Stock Issuance as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
OFFICE USE                     Date Rec'd ___/___/___    Check #  ______________
                               Amount $______________    Category ______________
Batch # _____-_____________    Order # ______________    Deposit $______________
--------------------------------------------------------------------------------

                           CAPITOL FEDERAL FINANCIAL
--------------------------------------------------------------------------------
Item (5) continued; Purchaser Information

     Account Title (Names on Accounts)              Account Number
     ----------------------------------------------------------------------

     ---------------------------------------

     ----------------------------------------------------------------------

     ---------------------------------------

     ----------------------------------------------------------------------

     ---------------------------------------

     ----------------------------------------------------------------------

--------------------------------------------------------------------------------
Item (7) continued - NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

Check box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
                               CERTIFICATION FORM

    (This Certification Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF CAPITOL FEDERAL FINANCIAL ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Name and Phone Number.

I further certify that, before purchasing the Common Stock of Capitol Federal Financial I received a copy of the Prospectus dated February XX, 1999 which discloses the nature of the Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 12 of the Prospectus:

 1.  Control of the Company by the MHC
 2.  Waiver of Dividends by the MHC
 3.  Impact of Wholesale Leverage Strategy
 4. Potential Low Return on Equity Following the Reorganization; Uncertainty as to Future Growth Opportunities
 5.  Dilutive Effect of Issuance of Additional Shares
 6.  Establishment of the Foundation
 7. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment
 8.  Strong Competition Within the Bank's Market Area
 9.  Geographic Concentration of Loans
10.  Regulatory Oversight and Legislation
11.  Absence of Market for the Common Stock
12. Possible Increase in Number of Shares of Common Stock Issued in the Reorganization
13.  Potential Increased Compensation Expense After the Reorganization
14.  Year 2000 Compliance
15.  Irrevocability of Orders; Potential Delay in Completion of Offerings

------------------------------------        ------------------------------------
Signature                     Date          Signataure                    Date

------------------------------------        ------------------------------------
(Note: If shares are to be held jointly; both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933. THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.